EXHIBIT 9(ii)(b)


                                November 1, 1996


Mentor Distributors, LLC
901 East Byrd Street
Richmond, Virginia 23219

Ladies and Gentlemen:

         Effective today, we hereby transfer to you all of our rights and obligations under the Shareholder Services Plan dated April 17, 1992, in respect of the Mentor Funds and you hereby accept and assume any and all of such rights and obligations. If this letter is consistent with your understanding of the agreement between us, please acknowledge your acceptance by signing in the space indicated below.

                                       Very truly yours,

                                       Mentor Distributors, Inc.
                                       (formerly Cambridge Distributors, Inc.)


                                       By:______________________________
                                            Name:
                                            Title:


Acknowledged and accepted:

Mentor Distributors, LLC


By:_________________________
     Name:
     Title: